UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2009

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2009, Frontier Communications Corporation (the “Company”) completed its registered offering of $600 million aggregate principal amount of 8.25% Senior Notes due 2014. The notes were sold in an underwritten public offering pursuant to an Underwriting Agreement dated April 3, 2009, between the Company and J.P. Morgan Securities Inc., as the representative of the several underwriters named therein. The notes were issued pursuant to an indenture dated as of April 9, 2009 and a supplemental indenture dated as of April 9, 2009, with The Bank of New York Mellon as trustee. The notes were sold to the public at a price of 91.805% of face value, and the Company received net proceeds of approximately $538 million from the offering after deducting underwriting discounts and estimated offering expenses. The Company will use the net proceeds to reduce, repurchase or refinance its indebtedness or the indebtedness of its subsidiaries or for general corporate purposes.

The notes bear interest at the rate of 8.25% per year. Interest on the notes is payable on May 1 and November 1 of each year, beginning on May 1, 2009. The notes will mature on May 1, 2014. The Company may, at its option, redeem some or all of the notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. The notes are senior unsecured obligations of the Company and rank equally with all of its other existing and future senior unsecured indebtedness. The indenture contains certain covenants and events of default and other customary provisions.

The foregoing descriptions of the notes, the underwriting agreement, the indenture and the supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. Copies of the underwriting agreement, the indenture and the supplemental indenture are attached hereto as Exhibits 1.1, 4.1, and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated April 3, 2009, between Frontier Communications Corporation and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

4.1	Indenture dated as of April 9, 2009, between Frontier Communications Corporation and The Bank of New York Mellon, as trustee.

4.2	Supplemental Indenture dated as of April 9, 2009, between Frontier Communications Corporation and The Bank of New York Mellon, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: April 9, 2009
	By:	/s/ Robert J. Larson
Robert J. Larson
Senior Vice President and Chief Accounting Officer

3